EXHIBIT O
                            LIMITED POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that Gary S. Ryan, both individually and in his capacity as the owner of certain membership interests in Madison Run, LLC, has made, constituted and appointed and by these presents does make, constitute and appoint G. Stewart Hall, to be his true and lawful attorney-in-fact to act in, manage and conduct the affairs described below and for that purpose for me and in my name, place and stead, and for my use and benefit and as my act and deed, to do and execute, in the doing or executing of all or any of the following acts, deeds, and things:

            To deliver or to sign,  execute and have  acknowledged  in my name a
Schedule 13D and all other necessary filings (including amendments and exhibits thereto) and any and all instruments whatsoever in connection therewith, with the Securities and Exchange Commission relating to the acquiring, holding or disposing of shares of Digital Fusion, Inc., 4940-A Corporate Drive, Huntsville, Alabama 35805 by Madison Run, LLC, 1331 H Street N.W., 12th Floor, Washington, D.C. 20005.

            GIVING AND GRANTING unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            I hereby declare that any act or thing lawfully done hereunder by said attorney shall be binding on myself, and on my heirs, legal and personal representatives and assigns.

            This Power of Attorney shall be construed, administered and governed in accordance with the laws of the State of Maryland without regard to principles of conflict of laws.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of May, 2004.


WITNESS:                            GARY S. RYAN


                                       /s/ Gary S. Ryan                (SEAL)
--------------------------------    -----------------------------------


________________,  ________________ to wit:


            I HEREBY CERTIFY that on this ____ day of May, 2004, before me, a Notary Public in and for the State aforesaid, personally appeared Gary S. Ryan, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within Power of Attorney, and acknowledge that he executed the same for the purposes therein contained.

            AS WITNESS my hand and notarial seal.

                                                       -------------------------
                                                       Notary Public

                                                       My Commission Expires:___


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